Exhibit 6

                          THE HIGHLAND FAMILY OF FUNDS
                             DISTRIBUTION AGREEMENT


      AGREEMENT made the 14th day of March 1997, between The Highland Family of Funds (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts with its principal place of business at Two Portland Square, Portland, Maine 04101, and Forum Financial Services, Inc. (the "Distributor"), a corporation organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101.

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company and may issue its shares of beneficial interest, par value $0.0001 per share (the "Shares"), in separate series and classes; and

      WHEREAS, the Trust desires that the Distributor, as principal underwriter, offer the Shares of the Trust representing interests in each of the classes now existing or in the future created in each of the separate investment portfolios of the Trust as listed from time to time on Schedule A hereto (each a "Fund" and, collectively, the "Funds") and the Distributor is willing to act as principal underwriter on the terms and conditions set forth in this Agreement;

      NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Distributor do hereby agree as follows:

      SECTION 1.  APPOINTMENT.

      The Trust hereby appoints the Distributor, and the Distributor hereby agrees, to act as distributor of the Shares for the period and on the terms set forth in this Agreement. In connection therewith, the Trust has delivered to the Distributor copies of its Declaration of Trust and Bylaws, the Trust's Registration Statement and all amendments thereto filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Act (the "Registration Statement") and the current prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and shall promptly furnish the Distributor with all amendments of or supplements to the foregoing.



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      SECTION 2.  DISTRIBUTION SERVICES.

      Subject to the direction and control of the Trust's Board of Trustees (the "Board"), the Distributor shall serve as distributor of the Shares.

      (a) As agent of and sole distributor for the Trust, the Distributor shall offer, and solicit offers to subscribe to, the unsold balance of Shares as shall then be effectively registered under the Securities Act and applicable state securities laws. All subscriptions for Shares obtained by the Distributor shall be directed to the Trust for acceptance and shall not be binding on the Trust until accepted by it. The Distributor shall have no authority to make binding subscriptions on behalf of the Trust. The Trust reserves the right to sell Shares directly to investors through subscriptions received by the Trust. The Distributor's rights under this Agreement shall not apply to Shares issued in connection with (i) the merger or consolidation of the Trust or its series or classes with any other investment company or series or class thereof, (ii) the Trust's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company, or (iii) the reinvestment in Shares by the Trust's shareholders of distributions from the Trust or any other offering by the Trust of securities to its shareholders.

      (b) The Distributor shall use its best efforts to obtain subscriptions to Shares upon the terms and conditions contained herein and in the Prospectus, including the offering price. The Distributor shall send to the Trust promptly all subscriptions placed with the Distributor. The Trust shall advise the Distributor in its capacity as distributor of the approximate net asset value per Share determined at a net asset value determination time disclosed in the Prospectus, upon the request of the Distributor and at such other times as it shall have been determined. The Trust shall furnish to the Distributor from time to time, for use in connection with the offering of Shares, such other information with respect to the Trust and Shares as the Distributor may reasonably request. The Trust shall supply the Distributor with such copies of the Prospectus as the Distributor may request. The Distributor may use its employees, agents and other persons who need not be its employees, at its cost and expense, to assist it in carrying out its obligations under this Agreement, but no such employee, agent or other person shall be deemed to be an agent of the Trust or have any rights under this Agreement.

      (c) The Trust reserves the right to suspend the offering of Shares at any time and to reject any particular subscription for Shares, in the absolute discretion of the Board, and upon notice of such suspension the Distributor shall cease to offer Shares.

      (d) The Trust and the Distributor will cooperate with each other in taking such action as may be necessary to qualify Shares for sale under the

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securities laws of such states as the Trust may designate, provided that the
Distributor shall not be required by this Agreement to register as a broker-dealer or file a consent to service of process in any such state. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualification. The Distributor shall monitor sales of Shares, ensure compliance with any state laws relating to the issue or sale of such Shares, and register, or prepare applicable filings with respect to the Shares with the various state and other securities commissions. The Trust shall pay all fees and expenses of registering Shares under the Securities Act and of registering or qualifying Shares and the Trust's qualification under applicable state securities laws. The Distributor shall pay all expenses relating to its broker-dealer qualification.

      (e) The Trust represents that its Registration Statement and Prospectus under the Securities Act have been or will be, as the case may be, prepared in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder. The Trust represents and warrants that its Registration Statement and Prospectus contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations of the Commission thereunder, and that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or on the effective date as the case may be; and that the Trust's Registration Statement and Prospectus, when they shall become effective or be authorized for use, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust will from time to time file such amendment or amendments to its Registration Statement and Prospectus as, in the light of future developments, shall, in the opinion of the Trust's counsel, be necessary in order to have such Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares, but, if the Trust shall not file such amendment or amendments within fifteen days after receipt of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement effective immediately. The Trust shall not file any amendment to its Registration Statement and Prospectus without giving the Distributor reasonable notice thereof; provided, however, that nothing in this Agreement contained shall in any way limit the Trust's right to file at any time such amendments to its Registration Statement and Prospectus, of whatever character, as it deems advisable, such right being in all respects absolute and unconditional. The Trust represents and warrants that any amendment to its Registration Statement and Prospectus hereafter filed will, when it becomes effective, contain all

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statements required to be stated therein in accordance with the 1940 Act and the rules and regulations of the Commission thereunder, that all statements of fact contained therein will, when the same shall become effective, be true and correct and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.

      SECTION 3.  STANDARD OF CARE.

      The Distributor shall use its best judgment and efforts in rendering services to the Trust under this Agreement. The Distributor shall not be liable to the Trust for any error of judgment or mistake of law, for any loss arising out of any investment, or for any action or inaction of the Distributor in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its obligations and duties under this Agreement or based upon information, instructions or requests with respect to a Fund made to the Distributor by a duly authorized officer of the Trust who is not also an officer or employee of the Distributor or its affiliates. The Distributor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement caused by circumstances beyond its reasonable control.

      SECTION 4.  INDEMNIFICATION

      (a) The Trust will indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act (collectively, the "Distributor Indemnitees"), free and harmless from and against any and all claims, demands, liabilities and expenses incurred (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) resulting from any alleged untrue statement of a material fact contained in the Trust's Prospectus, Statement of Additional Information or Registration Statement, or exhibit to such Registration Statement, or any alleged omission of a material fact required to be stated or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust in connection with the preparation of the Registration Statement or exhibits to the Registration Statement by or on behalf of the Distributor.

      (b) Nothing contained in this section shall be construed to protect the Distributor against any liability to the Trust or its security holders to which the Distributor would otherwise be subject by reason of its failure to satisfy the standard of care set forth in Section 3 of this agreement.


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      (c) (i) The Trust may assume the defense of any suit brought to enforce any claim described in paragraph (a), and retain counsel of good standing chosen by it and approved by the Distributor, which approval shall not be withheld unreasonably. The Trust shall advise the Distributor that it will assume the defense of the claim and retain counsel within ten days of receiving receipt of notice of the claim.

           (ii) If the Trust assumes the defense of any such suit and retains counsel, the defendants shall bear the fees and expenses of any additional counsel that they retain. If the Trust does not assume the defense of any such suit, or if Distributor does not approve of counsel chosen by the Trust or has been advised that it may have available defenses or claims that are not available to or conflict with those available to the Trust, the Trust will reimburse any Distributor Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains.

           (iii)A Distributor Indemnitee shall not settle or confess any claim without the prior written consent of the Trust, which consent shall not be unreasonably withheld or delayed.

      (d) The Distributor will indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act (collectively, the "Trust Indemnitees"), free and harmless from and against any and all claims, demands, liabilities and expenses incurred (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) resulting from:

           (i) any alleged untrue statement of a material fact contained in the Trust's prospectus, statement of additional information, Registration Statement, or exhibit to such Registration Statement or any alleged omission of a material fact required to be stated or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in writing in connection with the preparation of the Registration Statement or the exhibits to the Registration Statement by or on behalf of the Distributor; and,

           (ii) any act of, or omission by, Distributor or its sales representatives that does not conform to the standard of care set forth in
Section 3 of this Agreement.

      (e) (i) The Distributor may assume the defense of any suit brought to enforce any claim described in paragraph (d), and retain counsel of good standing chosen by it and approved by the Trust, which approval shall not be withheld unreasonably. The Distributor shall advise the Trust that it will

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assume the defense of the claim and retain counsel within ten days of receiving receipt of notice of the claim.

           (ii) If the Distributor assumes the defense of any such suit and retains counsel, the defendants shall bear the fees and expenses of any additional counsel that they retain. If the Distributor does not assume the defense of any such suit, or if Trust does not approve of counsel chosen by the Distributor or has been advised that it may have available defenses or claims that are not available to or conflict with those available to the Distributor, the Distributor will reimburse any Trust Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains.

           (iii)A Trust Indemnitee shall not settle or confess any claim without the prior written consent of the Distributor, which consent shall not be unreasonably withheld or delayed.

      (f) Each party's obligation to provide indemnification under this Section is conditioned upon its receiving notice of any action brought against its respective Indemnitees by letter, facsimile transmission or telegram to within ten days after the summons or other first legal process shall have been served on the other party. Such notice shall refer to the person or persons against whom such action is brought. The failure to provide such notice shall not relieve the party entitled to such notice of any liability that it may have to its respective Indemnitees other than on account of the indemnification provisions in this Section.

      (g) The provisions of this Section and the parties' representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Indemnitees and shall survive the sale of any Shares made pursuant to subscriptions obtained by the Distributor. The indemnification provisions of this Section will inure exclusively to the benefit of the Indemnitees and their respective successors and assigns.

      (h) Each party agrees promptly to notify the other party of the commencement of any litigation or proceeding of which it becomes aware arising out of the issuance or sale of Shares.

      (i) Nothing contained herein shall require the Trust to take any action contrary to any provision of its Declaration of Trust or any applicable statute or regulation.


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      SECTION 5.  NOTIFICATION BY THE TRUST

      The Trust shall advise the Distributor immediately: (i) of any request by the Commission for amendments to the Trust's Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the Trust's Registration Statement or Prospectus or the initiation of any proceedings for that purpose; (iii) of the happening of any material event which makes untrue any statement made in the Trust's Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and (iv) of all action of the Commission with respect to any amendments to the Trust's Registration Statement or Prospectus which may from time to time be filed with the Commission under the 1940 Act or the Securities Act.

      SECTION 6.  EXPENSES

      (a) The Trust shall be responsible and assumes the obligation for payment of all the expenses of the Funds, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of its Registration Statement and Prospectuses and SAIs and all amendments and supplements thereto and the preparing and mailing of annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any registration statements, prospectuses, annual or interim reports or proxy materials).

      (b) The Trust shall bear the cost and expenses of the qualification of Shares of the Funds for sale, and, if necessary or advisable in connection therewith, of qualifying the Trust (but not Forum) as an issuer or as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Trust and Forum pursuant to Section 2(d) hereof and the costs and expenses payable to each state or jurisdiction for continuing qualification therein until the Trust decides to discontinue qualification pursuant to Section 2(d) hereof.

      SECTION 7.  COMPENSATION

      (a) The Distributor shall be entitled to no compensation or reimbursement of expenses for the services provided by the Distributor pursuant to this Agreement, except to the extent such compensation or reimbursement is provided, with respect to any Fund or any class of a Fund, pursuant to a plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act.

      (b) Notwithstanding anything in this Agreement to the contrary, the Distributor and person that is affiliated with the Distributor may receive

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compensation or reimbursement from the Trust with respect to (i) the provision of distribution and service activities on behalf of the Funds in accordance with any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act, (ii) the provision of shareholder support or other services,
(iii) the provision of administrative services or (iv) service as a Trustee or officer of the Trust.

      SECTION 8.  EFFECTIVENESS, DURATION AND TERMINATION

      (a) This Agreement shall become effective with respect to each Fund on the date on which the Trust's Registration Statement relating to the Shares of that Fund becomes effective.

      (b) This Agreement shall continue in effect with respect to each Fund for one year and, thereafter, with respect to such Fund, shall continue in effect for successive one year periods, provided that such continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of the Trustees of the Trust (A) who are not parties to this Agreement or interested persons of any such party and (B) who do not have any direct or indirect financial interest in any plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act applicable to any class of Shares of the Fund or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval. If the continuation of this Agreement is not approved with respect to any Fund, the Distributor may continue to render the services described herein in the manner and to the extent permitted by the 1940 Act.

      (c) This Agreement may be terminated at any time with respect to any Fund, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund or, with respect to each class of a Fund for which there is an effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act, a majority of Trustees of the Trust who do not have any direct or indirect financial interest in any such plan or in any agreements related to such plan, on not less than 60 days' written notice to the Distributor or (ii) by the Distributor on not less than 60 days' written notice to the Trust. This Agreement shall automatically terminate in the event of its assignment.

      SECTION 9. ACTIVITIES OF DISTRIBUTOR. Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Distributor's right, or the right of any of its officers, directors or employees (whether or not they are a Trustee, officer, employee or other affiliated person of the Trust) to engage in any other business or to devote time and attention to the management or other aspects of any other

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business, whether of a similar or dissimilar nature, or to render services of any kind to any other company, Trust, firm, individual or association.

      SECTION 10. CONFIDENTIALITY. The Distributor agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that the Distributor may

      (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the Commission;

      (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

      (c) release such other information as approved in writing by the Trust, which approval shall not be unreasonably withheld; provided, however, that the Distributor may release any information regarding the Trust without the consent of the Trust if the Distributor reasonably believes that it may be exposed to civil or criminal legal proceedings for failure to comply, when requested to release any information by duly constituted authorities or when so requested by the Trust.

      SECTION 11. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY. The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and the Distributor agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Distributor's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust, the shareholders of the Funds, or any other Fund.

      SECTION 12.  MISCELLANEOUS

      (a) Except for Schedule A, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of the Funds.

      (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.


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      (c) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

      (d) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

      (e) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York and the provisions of the 1940 Act.

      (f) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

      (g) This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      (h) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

      (i) The terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                               THE HIGHLAND FAMILY OF FUNDS


                               Robert Lamb III
                               _______________________________
                               Robert Lamb III
                                 President


                               FORUM FINANCIAL SERVICES, INC.


                               John Y. Keffer
                               _______________________________
                               John Y. Keffer
                                 President


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                             DISTRIBUTION AGREEMENT
                                   SCHEDULE A

                                     FUNDS
                              AS OF MARCH 14, 1997



                              Highland Growth Fund
                        Highland Aggressive Growth Fund